UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 9, 2018

CABELA’S CREDIT CARD MASTER NOTE TRUST (Exact name of issuing entity as specified in its charter) (Issuing Entity of the Notes)	CABELA’S MASTER CREDIT CARD TRUST (Exact name of issuing entity as specified in its charter) (Issuing Entity of the Collateral Certificate)

Central Index Key Number of Depositor: 0001540723

WFB FUNDING, LLC

(Exact name of depositor as specified in its charter)

Central Index Key Number of Sponsor: 0001514949

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION

(Successor to World’s Foremost Bank)

(Exact name of sponsor as specified in its charter)

Nebraska	333-209766	71-0931225
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

4800 NW 1st Street Lincoln, Nebraska Attention: 73001-0150		68521
(Address of Principal Executive Office)		(Zip Code)

Telephone Number, including area code: 402-323-5958

One Cabela Drive

Sidney, Nebraska 69160

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events.

Item 8.01. Other Events.

Historically, Capital One Bank (USA), National Association (“Capital One”) and its predecessor-in-interest, World’s Foremost Bank, charged off accounts comprising the portfolio of Cabela’s CLUB co-branded credit cards, including the accounts comprising the Cabela’s Master Credit Card Trust portfolio, no later than when the account was approximately 130 contractual days past due. As part of the ongoing efforts of Capital One to integrate the portfolio of Cabela’s credit card accounts onto its legacy origination and servicing systems, Capital One has changed the charge-off policy for these accounts to conform to its corporate policy, which is to charge off these accounts no later than when the account is approximately 180 contractual days past due.

The effect of this change in the charge-off policy for the Cabela’s credit card accounts will be to delay the charge off of delinquent receivables in these accounts by up to approximately 50 additional days. This one-time deceleration will substantially reduce these charge offs during the months of October and November 2018. Capital One does not expect this change to have a long-term effect on the level of reported charge offs in the Cabela’s credit card accounts or an effect upon the payment of principal and interest on the notes issued by Cabela’s Credit Card Master Note Trust. This statement is a forward-looking statement, subject to certain risks and uncertainties. Other conditions or events could have a material adverse effect upon the level of reported charge offs in the Cabela’s credit card accounts and the payment of principal and interest on the notes issued by Cabela’s Credit Card Master Note Trust. Many of these conditions or events are beyond our control, such as a material increase in charge-off rates for the Cabela’s credit card accounts or in the rate of interest payable to holders of notes issued by Cabela’s Credit Card Master Note Trust.

In connection with this change in the charge-off policy for the Cabela’s credit card accounts, for purposes of the accounts comprising the Cabela’s Master Credit Card Trust portfolio, we have revised the measure of the threshold amount of delinquencies that must be reached under the delinquency trigger relating to an asset representations review in order to maintain a consistent measurement relative to the delinquency trigger rate both before and after this change in charge-off policy. This delinquency threshold was originally established under the prior 130-day charge-off policy and the measure was based on the average for any three consecutive calendar months of the delinquency rates for receivables in the Cabela’s Master Credit Card Trust portfolio that were 60 or more days delinquent, measured as of the end of the related monthly periods. Under the new 180-day charge-off policy, the measure is based on the average for any three consecutive calendar months of the delinquency rates for receivables in the Cabela’s Master Credit Card Trust portfolio that are 60 or more days delinquent but less than 130 days delinquent, measured as of the end of the related monthly periods. This revised measure of delinquencies used for purposes of the delinquency trigger maintains consistency relative to the delinquency trigger rate both before and after this change in charge-off policy by continuing to measure delinquencies to and including the point at which the related Cabela’s credit card accounts would have been charged off under the prior policy.

On October 9, 2018, WFB Funding, LLC, as Transferor, Capital One Bank (USA), National Association, as Servicer, and U.S. Bank National Association, as Trustee, executed the First Amendment to Third Amended and Restated Pooling and Servicing Agreement, which implemented this revised measure of delinquencies used for purposes of the delinquency trigger, and is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01(d). Exhibits.

Exhibit Index

Each of the following are filed as an Exhibit to this Report.

Exhibit 4.1	First Amendment to Third Amended and Restated Pooling and Servicing Agreement, dated as of October 9, 2018, by and among WFB Funding, LLC, as Transferor, Capital One Bank (USA), National Association, as Servicer, and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFB FUNDING, LLC,
acting solely in its capacity as depositor of Cabela’s Master Credit Card Trust and Cabela’s Credit Card Master Note Trust

	By:	WFB Funding Corporation, its managing member

Date: October 9, 2018	By:	/s/ Eric Bauder
Name: Eric Bauder Title: Assistant Vice President